                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 27, 2006
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                              Armor Holdings, Inc.
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             (Exact name of registrant as specified in its charter)

        Delaware                           0-18863                             59-3392443
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(State or other jurisdiction        (Commission File Number)        (IRS Employer Identification No.)
         of incorporation)

13386 International Parkway, Jacksonville, Florida                                              32218
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(Address of principal executive offices)                                                   (Zip Code)

                      Registrant's telephone number, including area code (904) 741-5400
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                       (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.
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         As has been previously disclosed by Armor Holdings, Inc. ("AHI"), and as most recently disclosed in its Annual Report on Form 10-K filed with the
Securities and Exchange Commission ("SEC") on March 15, 2006, we are voluntarily cooperating with a request for documents and data received from the Department of Justice (the "DOJ"), which is reviewing the use of Zylon(R) by the entire body armor industry, and a subpoena served by the General Services
Administration for information relating to Zylon(R). At a March 21, 2006 meeting with the DOJ, we were informed that the DOJ wished to enter into an agreement with us to toll the statute of limitations with regard to possible civil claims the United States could assert against AHI with respect to certain body armor made by us which included Zylon(R). On March 27, 2006, we entered into a tolling agreement with the DOJ which tolls the statute of limitations for a period of
194 days with respect to such possible claims.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2006

                                     ARMOR HOLDINGS, INC.

                                     By:  /s/ Glenn J. Heiar
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                                          Name:  Glenn J. Heiar
                                          Title: Chief Financial Officer